                                                                   Exhibit 4.3

COMMON STOCK                                              COMMON STOCK
PAR VALUE $.005                                          PAR VALUE $.005

                                                       CUSIP 826322 10 9
                                            SEE REVERSE FOR CERTAIN DEFINITIONS

INCORPORATED UNDER
    THE LAWS OF
THE STATE OF NEVADA

                          SIERRA HEALTH SERVICES, INC.

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

           FULLY PAID AND NONASSESSABLE SHARES OF THE COMMON STOCK OF

Sierra Health  Services,  Inc.  transferable  on the books of the Corporation in person  or by duly  authorized  attorney  upon  surrender  of  this  Certificate properly  endorsed.  This  Certificate is not valid until  countersigned  by the
Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile  signatures of its duly authorized officers.

Dated:

Countersigned and Registered:
         WELLS FARGO BANK MINNESOTA, N.A.
           Transfer Agent and Registrar

         By

           Authorized Signature       Frank E. Collins      Anthony M. Marlon

                                      SECRETARY             CHAIRMAN